EXHIBIT 10.4



                              EMPLOYMENT AGREEMENT

     THIS EMPLOYMENT AGREEMENT ("Agreement") is entered into by and between Lawrence R. Johnston (the "Executive") and Albertson's, Inc., a Delaware corporation (the "Company") on April 23, 2001 (the "Commencement Date").

     WHEREAS, the Company desires to provide for the service and employment of the Executive with the Company and the Executive wishes to perform services for the Company, all in accordance with the terms and conditions provided herein.

     NOW, THEREFORE, in consideration of the mutual agreements hereinafter set forth, the Executive and the Company hereby agree as follows:

     Section 1. EMPLOYMENT. The Company does hereby employ the Executive and the Executive does hereby accept employment as Chairman of the Board and Chief Executive Officer of the Company. The Executive shall have all the duties, responsibilities and authority normally performed by the Chairman of the Board and Chief Executive Officer and shall render services consistent with such positions on the terms set forth herein and shall report to the Board of Directors of the Company (the "Board"). In addition, the Executive shall have such other executive and managerial powers and duties with respect to the Company and its subsidiaries as may reasonably be assigned to him by the Board, to the extent consistent with his position and status as set forth above. In no event shall the duties, responsibilities and authority of the Executive be less than those initially performed by him as Chairman of the Board and Chief Executive Officer. The Executive agrees to devote all of his working time and efforts to the business and affairs of the Company and its subsidiaries, subject to periods of vacation and sick leave to which he is entitled, and shall not engage in activities that substantially interfere with such performance; provided, however, that this Agreement shall not be interpreted to prohibit the Executive, subject to the prior approval of the Board, from serving on the board of directors of any corporation other than the Company.

     Section 2. TERM OF AGREEMENT. Subject to Section 6 hereof, the term (the "Term") of this Agreement shall commence on the Commencement Date and shall continue through the tenth (10th) anniversary of the Commencement Date.

     Section 3. BOARD MEMBERSHIP. Simultaneously with the execution hereof, the Company shall cause the Executive to be appointed to the Board.

     Section 4. LOCATION. In connection with the Executive's employment by the Company, the Executive shall be based at the headquarters of the Company in Boise, Idaho, except for required travel for the Company's business.

     Section 5. COMPENSATION.

     (a) BASE SALARY. Effective as of the Commencement Date, the Company shall pay the Executive a base salary ("Base Salary") at an initial rate of $1,250,000 per year, payable in accordance with the Company's policies relating to salaried employees. The Executive's Base Salary may be increased (but not decreased) by the Compensation Committee of the Board (the "Compensation Committee") in its sole discretion.

     (b) SIGNING BONUS. On the Commencement Date, the Company shall pay to the Executive an amount in cash equal to $1,230,000 as a signing bonus.

     (c) ANNUAL BONUS. Commencing with the fiscal year of the Company ("Fiscal Year") in which the Commencement Date occurs, the Executive shall have the opportunity to earn a bonus for each Fiscal Year as recommended by the Compensation Committee in accordance with the Company's annual bonus plan applicable to the Company's senior executive officers (the "Annual Bonus Plan"). The amount of each annual bonus shall be set by the Compensation Committee and shall be equal to one hundred percent (100%) of Base Salary if the applicable "target" performance goals (as defined in the Annual Bonus Plan for such period) are met (the "Target Bonus") and shall not exceed two hundred percent (200%) of Base Salary. The criteria for determining the amount of any Target Bonus and the bases upon which such Target Bonus shall be payable shall be no less favorable to the Executive than those used for other senior executive officers of the Company, such criteria and bases to be determined in the sole discretion of the Compensation Committee. Notwithstanding the preceding, subject to Section 7(a)(iii), the amount of the bonus to be paid to the Executive with respect to the Fiscal Year in which the Commencement Date occurs shall not be less than $1,250,000 (the "Guaranteed Bonus").

     (d) OTHER BONUSES. The Executive shall be entitled to receive such other bonuses as are determined in the discretion of the Board.

     (e) DEFERRABLE RESTRICTED STOCK UNITS AND STOCK OPTIONS.

         (i) Deferrable Restricted Stock Units. As of the Commencement Date, the Executive shall be granted 728,670 shares of deferrable restricted stock units of the Company ("Restricted Stock Unit Award") in accordance with the form of grant used by the Company for grants made to its senior executive officers; provided that the provisions thereof shall not be inconsistent with, or provide for additional obligations of the Executive beyond, the terms of this Agreement, and shall be subject to reasonable review by Executive's counsel. Such grant shall provide that 123,132 of such units shall vest on the Commencement Date, 145,734 of such units shall vest on each of the first (1st), second
         (2nd), third (3rd) and fourth (4th) anniversaries of the Commencement Date and 22,602 of such units shall vest on the fifth (5th) anniversary of the Commencement Date; provided in each case that the Executive has been continuously employed with the Company from the Commencement Date through the applicable vesting date, except as otherwise provided herein and in such deferrable restricted stock unit agreement. Except as otherwise provided herein and in such deferrable restricted stock unit agreement, stock subject to such Restricted Stock Unit Award would not be distributable until the date the Executive ceases to be an executive officer of the Company or such earlier date as may be approved by the Board. To the extent that dividends are paid on Company common stock after the Commencement Date and prior to the date that the Company common stock that is subject to a Restricted Stock Unit Award is issued to the Executive, the Executive shall be entitled to receive a cash payment in an amount equal to the dividends that he would have been entitled to receive had he been the owner of such unissued shares on the date such dividends are paid. Such cash payment shall be made at the same time as payment of dividends are made to other shareholders of Company common stock. The issuance of any Company common stock pursuant to a Restricted Stock Unit Award shall be subject to the satisfaction of any and all conditions necessary for the issuance of such shares under applicable law.

         (ii) Initial Option Grant. As of the Commencement Date, the Executive shall be granted an option (the "Initial Option") to purchase 651,078 shares of common stock of the Company at a per share exercise price equal to the fair market value of the common stock of the Company on the Commencement Date in accordance with the form of grant used by the Company for grants made to its senior executive officers; provided that the provisions thereof shall not be inconsistent with, or provide for additional obligations of the Executive beyond, the terms of this Agreement, and shall be subject to reasonable review by Executive's counsel. The Initial Option shall vest and become exercisable in annual installments at the rate of 130,215 shares on each of the first (1st), second (2nd), third (3rd) and fourth (4th) anniversaries of the Commencement Date and 130,218 shares on the fifth (5th) anniversary of the Commencement Date (each such installment, an "Initial Option Installment"); provided in each case that the Executive has been continuously employed with the Company from the Commencement Date through the applicable vesting date, except as otherwise provided herein and in such stock option grant agreement. Except as otherwise provided herein, the Initial Option shall be subject to such terms and conditions, including provisions regarding post-termination exercisability, as generally apply to stock options granted to other senior executive officers who participate in the Company's equity incentive plans as such terms and conditions are in effect on the Commencement Date.

         (iii) Additional Option Grants. The Executive shall be eligible to receive additional grants of stock options to purchase shares of common stock of the Company as recommended by the Compensation Committee in its sole discretion; provided that each Fiscal Year commencing during the Term, the Executive shall be granted options to purchase that number of shares such that the Black-Scholes value of the grant shall be no less than 285% of the sum of (i) the Executive's initial Base Salary plus (ii) his initial Target Bonus, subject to such vesting schedule as generally applies to stock options granted to other senior executive officers who participate in the Company's equity incentive plans; provided, however, that, not later than December 31, 2001, or if earlier, in connection with the first awards granted in the ordinary course of business to other senior executive officers under the Company's equity incentive plans, after the Commencement Date, the Compensation Committee shall grant the Executive an option to purchase not less than 500,000 shares of Company common stock, which shall vest at the rate of twenty percent (20%) of the total shares granted on each of the first (1st), second (2nd), third (3rd), fourth (4th) and fifth
         (5th) anniversaries of the date of grant of such awards (the "First Additional Option"). The First Additional Option grant shall be in the same form as the Initial Option. Subsequent annual option awards otherwise shall be subject to the terms and conditions as generally apply to stock options granted to other senior executive officers who participate in the Company's equity incentive plans. Executive may elect to receive up to fifty percent (50%) of the First Additional Option and all subsequent annual option awards in the form of a deferrable restricted stock unit award with equivalent value. The number of such deferrable restricted stock units shall be determined by dividing the Black-Scholes value of the options being granted by the closing New York Stock Exchange price of the Company's stock on the date of grant. The number of shares of Company common stock subject to the First Additional Option shall be reduced by the number of shares Executive elects to receive (pursuant to the preceding formula) as deferrable restricted stock units.

     (f) SUPPLEMENTAL RETIREMENT BENEFITS.

         (i) Amount. Subject to the provisions set forth below, upon termination of Executive's employment with the Company for any reason, Executive shall be entitled to a life annuity payable at age sixty-two (62) equal to fifty percent (50%) of his Final Average Earnings (the "Retirement Benefit"). "Final Average Earnings" shall mean the average of the sum of Executive's Base Salary and actual bonus from the highest three (3) consecutive years during the ten (10) years prior to such termination, but not less than the sum of Executive's initial Base Salary and initial Target Bonus. The amount of such life annuity shall be offset by the amount of all qualified and non-qualified pension benefits payable from plans maintained by the Company or Executive's prior employers. Executive agrees to provide the Company with information regarding any benefits payable from prior employers as requested by the Company in order to determine the amount of the benefit payable pursuant to this provision.

         (ii) Reduction for Early Termination. In the event of Executive's death, Executive's termination without Good Reason (as defined in Section 6(f)(iii) hereof) or termination by the Company for Cause (as defined in Section 6(e)(i) hereof), the Retirement Benefit shall be reduced by 3% for each full calendar year during the period commencing on the date of such termination or death, and ending on the Executive's sixty-second (62nd) birthday; and in the event of such a termination (other than the Executive's death) prior to the fifth (5th) anniversary of the Commencement Date, the Retirement Benefit, as reduced under the preceding clause, shall be prorated by multiplying such reduced Retirement Benefit by a fraction, the numerator of which is the number of full calendar months Executive was actively employed by the Company (rounded up) and the denominator of which is sixty (60).

         (iii) Reduction for Early Payment. In the event of Executive's termination of employment with the Company for any reason prior to age sixty-two (62), Executive may elect to commence the payment of the Retirement Benefit (as adjusted pursuant to Section 5(f)(ii)) prior to age sixty-two (62), subject to a discount of four percent (4%) for each twelve (12) full calendar months that payment of such benefits commences prior to age sixty-two (62). In the event of a termination of employment following a Change of Control (as defined in Section 7(b) hereof), the four percent (4%) discount in the preceding sentence shall be measured from age fifty-five (55).

         (iv) Form of Benefit Payment. The Retirement Benefit may be paid in any form permitted under applicable supplemental retirement plans maintained by the Company for its senior executives or, by written election delivered to the Company by the Executive at least six (6) months prior to the commencement of Executive's Retirement Benefit or upon termination of Executive's employment after age sixty-two (62), or with the consent of the Company at any other time, the Executive may elect, in lieu of a life annuity, to receive the Retirement Benefit in a lump sum. The amount of such lump sum benefit shall be the actuarially equivalent present value of the Retirement Benefit that would otherwise have been payable, commencing immediately as of the date such lump sum payment is made. Any other optional form of payment shall have an actuarially equivalent present value equal to the amount of such lump sum. For purposes of this Agreement, any actuarially equivalent present value shall not be less than the present value determined on the basis of the applicable mortality table prescribed in
         Section 417(e)(3)(A)(ii)(I) of the Internal Revenue Code of 1986, as amended (the "Code") and the then prevailing PBGC rate for immediate annuities.

     (g) FRINGE BENEFITS.

         (i) General. The Executive shall be entitled to participate in each fringe, welfare and pension benefit and incentive programs adopted from time to time by the Company for the benefit of, and which generally apply to, its highest level of senior executive officers from time to time.

         (ii) Vacation. The Executive will receive five (5) weeks of paid vacation annually, subject to the terms of the Company's vacation policies as they relate to senior executive officers.

         (iii) Death Benefits. Subject to the Executive providing evidence of adequate insurability to the Board, the Executive shall be entitled to death benefits under group life plans or otherwise in an amount not less than (i) $13,400,000 in the event of Executive's accidental death and (ii) $10,400,000 in the event of the Executive's death other than his accidental death.

         (iv) Salary Continuation and Disability Insurance. Executive shall be covered under the Company's salary continuation and long-term disability insurance programs, in accordance with their terms as in effect from time to time in an amount no less than 70% of Executive's Base Salary and Target Bonus.

         (v) Aircraft. The Company shall make available a private aircraft for use by Executive and Executive's family. Executive shall be required, where practicable, to travel by use of such aircraft, for security purposes. Upon Executive's family's personal use of such aircraft, the Company shall include in Executive's taxable income an amount equal to the related benefit of such accommodations. Such inclusion shall be made as required under the Code and the regulations promulgated thereunder.

     Section 6. TERMINATION.

     (a) NOTICE OF TERMINATION.

         (i) "Notice of Termination" shall mean a notice that shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provisions so indicated.

         (ii) Any purported termination of the Executive's employment by the Company or by the Executive shall be communicated by written Notice of Termination to the other party hereto in accordance with Section 13 hereof.

     (b) DATE OF TERMINATION. "Date of Termination" shall mean:

         (i) if the Executive's employment is terminated because of death, the date of the Executive's death, or

         (ii) if the Executive's employment is terminated for any other reason, the date specified in the Notice of Termination, which shall not be a date prior to the date such Notice of Termination is given or the expiration of any required notice period.

     (c)  ACCRUED  AND  UNPAID  BENEFITS.   Following  the  termination  of  the
Executive's employment with the Company for any reason, the Executive shall receive:

         (i) any earned, but unpaid, Base Salary,

         (ii) any earned, but unpaid, bonus for any Fiscal Year that ended prior to the Fiscal Year in which the Date of Termination occurs,

         (iii) the cash equivalent of any accrued, but unused, vacation,

         (iv) the Retirement Benefit, as provided in Section 5(f),

         (v) any accrued employee benefits, subject to the terms of the applicable employee benefit plans, and

     The amounts payable under subparagraphs 6(c)(i), (ii) and (iii) shall be paid within thirty (30) days following the Date of Termination.

     (d) DEATH. In the event that the Executive's employment hereunder is terminated by reason of the Executive's death, the Company shall pay the amounts described in Section 6(c) above and all benefits payable to the Executive, if any, under the terms of the Company's compensation and benefit plans, programs or arrangements. All options to purchase stock of the Company previously granted to the Executive and not exercised shall become fully vested and shall be exercisable by his legal representatives for a period extending to the earlier of (i) two (2) years following Executive's death or (ii) the date of expiration of the full stated term of each such option. Such number of restricted stock units and restricted stock granted by the Company to the Executive prior to his death, which had not vested prior to such date, equal to the number that would have become vested had Executive survived to the next two (2) successive vesting dates applicable to each such grant shall become fully vested and nonforfeitable.

     (e) TERMINATION FOR CAUSE. The Company may terminate the Executive's employment under this Agreement for Cause (as defined below) at any time, in which event, any rights of the Executive to continued employment under the Agreement shall thereupon cease.

         (i) As used herein, termination for "Cause" shall mean the occurrence of any of the following:

             (A) that Executive shall have been convicted of, or pleads guilty or nolo contendere to, a felony involving theft or moral turpitude; or

             (B) that Executive shall have engaged in conduct that constitutes gross neglect or willful gross misconduct (including misappropriation or embezzlement of property of, or fraud with respect to, the Company or its subsidiaries or their affiliates) with respect to Executive's employment duties which results in material and demonstrable harm to the Company; provided, however, that for purposes of determining whether conduct constitutes willful gross misconduct, no act on Executive's part shall be considered "willful" unless it is done by Executive in bad faith and without reasonable belief that his action was in the best interests of the Company.

         (ii) Notwithstanding the foregoing, the Company may not terminate Executive's employment for Cause unless (x) a determination that Cause exists is made and approved by a majority of the Board (excluding the Executive), (y) Executive is given at least fifteen (15) days written notice of the Board meeting called to make such determination and an opportunity to cure during such notice period, and (z) Executive and his legal counsel are given the opportunity to address such meeting.

         (iii) Termination of Executive upon Disability shall not constitute Cause. For this purpose, Executive's "Disability" shall mean, after giving to Executive ninety (90) days prior written notice of its intention to terminate
Executive therefor, Executive's illness or injury which substantially and materially limits the Executive from performing each of the essential functions of the Executive's job, even with reasonable accommodation, and he becomes entitled to receive disability benefits under the Company's long-term disability plan for exempt employees.

     (f) TERMINATION OTHER THAN FOR CAUSE. The Company may terminate the Executive's employment under this Agreement without Cause at any time, in which event, any rights of the Executive to continued employment under the Agreement shall thereupon cease. In the event of such a termination, the Executive shall be entitled to the severance benefits as provided in Section 7(a) hereof.

     (g) TERMINATION BY THE EXECUTIVE.

         (i) For Good Reason. The Executive may terminate his employment hereunder for Good Reason (as defined below) upon at least thirty (30) days prior written notice to the Company.

         (ii) Without Good Reason. The Executive may terminate his employment hereunder voluntarily without Good Reason upon at least thirty (30) days prior notice to the Company.

         (iii) "Good Reason". The Executive shall have "Good Reason" to terminate his employment hereunder upon any of the following:

             (A) the assignment to Executive of any duties inconsistent in any material respect with Executive's position (including status, offices, titles and reporting relationships), authority, duties or responsibilities as contemplated hereunder, or any other action by the Company which results in a significant diminution in such position, authority, duties or responsibilities, excluding any isolated and inadvertent action not taken in bad faith and which in remedied by the Company within fifteen (15) days after receipt of notice thereof given by Executive;

             (B) any failure by the Company to comply with any of the material provisions of this Agreement other than an isolated and inadvertent failure not committed in bad faith and which is remedied by the Company within fifteen (15) days after receipt of notice thereof given by Executive;

             (C) Executive being required to relocate to a principal place of employment more than fifty (50) miles from Executive's current principal place of employment;

         (iv) UPON A CHANGE OF CONTROL. Executive may terminate his employment hereunder at any time during the seventh (7th ) full calendar month after the occurrence of a Change of Control, which voluntary election to terminate shall be deemed a termination for Good Reason pursuant to Section 6(g)(i).

     Section 7. SEVERANCE.

     (a) SEVERANCE BENEFITS. If the Company terminates the Executive's employment with the Company for any reason other than (i) the Executive's death or (ii) for Cause, or if the Executive terminates his employment with the Company for Good Reason (a "Qualifying Termination"), the Executive shall be entitled to the following:

         (i) All amounts payable pursuant to Section 6(c);

         (ii) An amount equal to three (3) times the sum of (x) Executive's Base Salary in effect at the time of the Qualifying Termination and (y) without proration, the greater of (A) the most recent annual bonus paid pursuant to
Section 5(c) hereof or (B) the most recent Target Bonus payable (and in each case without deduction for any contributions by the Company for Executive's benefit to any retirement or other investment plans). Such payment shall be made in a lump sum in cash within thirty (30) days after the Date of Termination.

         (iii) the prorata portion of the amount due Executive under the Annual Bonus Plan for the fiscal year in which the Date of Termination occurs based on a 365-day Fiscal Year (including, in the event the Date of Termination occurs during the Fiscal Year in which the Commencement Date occurs, the Guaranteed Bonus), which amount shall be payable at the time of payment of bonuses under such plan to senior executives of the Company.

         (iv) Continued participation in the Company's welfare benefit plans, fringe benefits, and employee perquisites for the three (3) year period commencing on the Date of Termination.

         (v) All of Executive's outstanding options to purchase Company common stock shall become fully vested and shall be exercisable prior to the earlier of
(x) five (5) years from the Date of Termination or (y) the date of expiration of the full stated term of the option.

         (vi) Any Restricted Stock Unit Awards and restricted stock that are unvested shall become fully vested and nonforfeitable.

         (vii) The Executive, to the extent determined to be nondiscriminatory under the Company's qualified employee benefit plans, shall become fully vested in his benefits under such plans. Additionally, the Executive shall become fully vested with respect to any of the Company's non-qualified benefit plans in which he is a participant.

         (viii) The Retirement Benefit, as provided in Section 5(f).

     (b) "CHANGE OF CONTROL". A "Change of Control" shall mean the first to occur of the following:

         (i) (x) any Person (as defined below) is or becomes the Beneficial Owner (as defined below), directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its affiliates) representing 25% or more of the combined voting power of the Company's then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in subclause (x) of clause (iii) below, or (y) any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing 35% or more of the combined voting power of the Company's then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in subclause
(x) of clause (iii) below; or

         (ii) the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on the date hereof, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company's stockholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the date hereof or whose appointment, election or nomination for election was previously so approved or recommended; or

         (iii) there is consummated a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation, other than (x) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation (1) continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any subsidiary of the Company, at least 65% of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation and (2) continuing to be held by holders thereof immediately prior to such merger or consolidation, or
(y) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing 35% or more of the combined voting power of the Company's then outstanding securities; or

         (iv) the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets, other than a sale or disposition by the Company of all or substantially all of the Company's assets to an entity, at least 65% of the combined voting power of the voting securities of which is owned by substantially all of the stockholders of the Company immediately prior to such sale in substantially the same proportions as their ownership of the Company immediately prior to such sale.

     Notwithstanding the foregoing, a Change of Control shall not include any event, circumstance or transaction described in clauses (i), (ii), (iii) or (iv) of this Section 7(b) where, in connection with such transaction, Executive or any party acting in concert with Executive substantially increases his or its, as the case may be, ownership interest in the Company or a successor to the Company (other than through conversion of prior ownership interests in the Company or through equity awards received entirely as compensation for past or future personal services).

     "Person" shall have the meaning given in Section 3(a)(9) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Company or any of its subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its affiliates, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by substantially all of the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.

     "Beneficial Owner" shall have the meaning set forth in Rule 13d-3 under the Exchange Act.

         (c) If the aggregate of all payments or benefits made or provided to the Executive under this Agreement and under all other plans and programs of the Company (the "Aggregate Payment") is determined to constitute a parachute payment, as such term is defined in Section 280G(b)(2) of the Code, the Company shall pay to the Executive, prior to or coincident with the time any excise tax imposed by Section 4999 of the Code (the "Excise Tax") is payable with respect to such Aggregate Payment, an additional amount that, after the imposition of all penalties, income, excise and other federal, state and local taxes thereon, is equal to the sum of the Excise Tax on the Aggregate Payment and interest and penalties imposed with respect to the Excise Tax and such additional amount ("Additional Amount"). The determination of whether the Aggregate Payment constitutes a Parachute Payment and, if so, the amount to be paid to the Executive and the time of payment pursuant to this Section 7(c) shall be made by an independent auditor (the "Auditor") jointly selected by the Company and the Executive and paid by the Company. The Auditor shall be a nationally recognized United States public accounting firm. If the Executive and the Company cannot agree on the firm to serve as the Auditor, then the Executive and the Company shall each select one accounting firm and those two firms shall jointly select the accounting firm to serve as the Auditor. Notwithstanding the foregoing, in the event that the amount of the Executive's Excise Tax liability is subsequently determined to be greater than the Excise Tax liability with respect to which an initial Additional Amount has been paid to the Executive under this
Section 7(c), the Company shall pay to the Executive a further Additional Amount with respect to such additional Excise Tax (and any interest and penalties thereon) at the time and in the amount determined in the same manner as the initial Additional Amount was determined so as to make the Executive whole, on an after-tax basis, with respect to such Excise Tax (and any interest and penalties thereon) and such additional amount paid by the Company. In the event the amount of the Executive's Excise Tax liability is subsequently determined to be less than the Excise Tax liability with respect to which an initial payment to the Executive has been made, the Executive shall, as soon as practical after the determination is made, pay to the Company the amount of the overpayment by the Company, reduced by the amount of any relevant taxes already paid by the Executive and not refundable, all as determined by the Auditor. The Executive and the Company shall cooperate with each other in connection with any proceeding or claim relating to the existence or amount of liability for Excise Tax, and all expenses incurred by the Executive in connection therewith shall be paid by the Company promptly upon notice of demand from the Executive.

         (d) MITIGATION. The Executive shall not be required to mitigate damages with respect to any payments made pursuant to this Agreement, and no compensation received by Executive from other employment with respect to services rendered after the Date of Termination shall reduce the obligations of the Company under this Agreement.

         (e) RELEASE OF EMPLOYMENT CLAIMS. The Executive agrees, as a condition to receipt of the payments and benefits provided for in this Section 7, that he will execute a release agreement, in a form attached hereto as Exhibit A, releasing any and all claims arising out of the Executive's employment (other than enforcement of this Agreement and the Executive's rights under any of the Company's incentive compensation and employee benefit plans and programs to which he is entitled under this Agreement).

     Section 8. CONFIDENTIALITY; NON-COMPETITION.

     (a) CONFIDENTIALITY. "Confidential Information" shall mean non-public information about the Company and its subsidiaries or their affiliates, and their respective clients and customers that is not disclosed by the Company or its subsidiaries for financial reporting purposes and that was learned by the Executive in the course of his employment with the Company, including, without limitation, any proprietary knowledge, trade secrets, data, formulae, information and client and customer lists and all papers, resumes and records (including computer records) of the documents containing such Confidential Information. Confidential Information does not include information regarding the Executive's own compensation and benefits.

         (i) The Executive acknowledges that in his employment with the Company, he will occupy a position of trust and confidence. The Executive shall not, except as may be required to perform his duties hereunder or as required by applicable law, without limitation in time or until such information shall have become public other than by the Executive's unauthorized disclosure, disclose to others or use, whether directly or indirectly, any Confidential Information.

         (ii) The Executive acknowledges that all Confidential Information is specialized, unique in nature and of great value to the Company and its subsidiaries, and that such Confidential Information gives the Company and its subsidiaries a competitive advantage. The Executive agrees to deliver or return to the Company, at the Company's request at any time or upon termination or expiration of his employment or as soon thereafter as possible, all documents, computer tapes and disks, records, lists, data, drawings, prints, notes and written information (and all copies thereof) furnished by or on behalf of or for the benefit of the Company and its subsidiaries or their affiliates or prepared by the Executive during the term of his employment by the Company, but excluding documents relating to the Executive's own compensation and benefits.

     (b) NON-COMPETITION. During the Executive's employment with the Company and during the one (1) year period commencing on the Date of Termination, if any, the Executive shall not, directly or indirectly, whether as owner, consultant, employee, partner, venturer, agent, through stock ownership, investment of capital, lending of money or property, rendering of services, or otherwise, compete with the Company or any of its affiliates or subsidiaries in any business in which any of them is engaged while the Executive is employed with Company (such businesses are hereinafter referred to as the "Business"), or assist, become interested in or be connected with any corporation, firm, partnership, joint venture, sole proprietorship or other entity which so competes with the Business. During the one (1) year period commencing on the Date of Termination, the restrictions imposed by this Section 8(b) shall not apply to any business in which the Company or its affiliates and subsidiaries were not engaged at the time of termination of the Executive's employment hereunder or to any geographic area in which the Company or its affiliates and subsidiaries were not engaged in the Business at the time of termination.

     (c) NON-SOLICITATION OF CUSTOMERS AND SUPPLIERS. During the Executive's employment with the Company and during the one (1) year period commencing on the Date of Termination, the Executive shall not, directly or indirectly, influence or attempt to influence customers or suppliers of the Company or any of its subsidiaries or their affiliates to divert their business to any business, individual, partner, firm, corporation or other entity that is then a direct competitor of the Company or its subsidiaries or their affiliates (each such competitor, a "Competitor of the Company"); provided, however, that if the Executive is employed by customers or suppliers of the Company following his termination of employment and such employment does not violate Section 8(b) hereof, the normal execution of his duties in connection with such employment shall not constitute a violation of this Section 8(c).

     (d) NON-SOLICITATION OF EMPLOYEES.

         (i) The Executive recognizes that he will possess confidential information about other employees of the Company and its subsidiaries or their affiliates relating to their education, experience, skills, abilities, compensation and benefits, and interpersonal relationships with customers of the Company and its subsidiaries or their affiliates.

         (ii) The Executive recognizes that the information he will possess about these other employees is not generally known, is of substantial value to the Company and its subsidiaries in developing their business and in securing and retaining customers, and will be acquired by him because of his business position with the Company and its subsidiaries.

         (iii) The Executive agrees that, during the Executive's employment with the Company and during the one (1) year period commencing on the Date of Termination he will not, directly or indirectly, solicit or recruit any employee of the Company or its subsidiaries or their affiliates for the purpose of being employed by him or by any Competitor of the Company on whose behalf he is acting as an agent, representative or employee and that he will not convey any such confidential information or trade secrets about other employees of the Company and its subsidiaries or their affiliates to any other person.

     (e) STANDSTILL. During the period commencing on the Commencement Date and ending on the fifth (5th) anniversary of the Date of Termination, Executive will not, directly or indirectly:

         (i) Make, or in any way participate in any Solicitation of Proxies to vote, solicit any consent or communicate with or seek to advise or influence any person or entity with respect to the voting of any Company common stock or engage, encourage, participate in or support a Solicitation in Opposition with respect to the Company;

         (ii) Solicit, seek to effect, negotiate with or provide any information to any other party with respect to, or make any statement or proposal, whether written or oral, to the Board or any director or officer of the Company or otherwise make any public announcement or proposal whatsoever with respect to, any form of business combination transaction involving the Company, including, without limitation, a merger, exchange offer or liquidation of the Company's assets, or any restructuring, recapitalization or similar transaction with respect to the Company; or

         (iii) Otherwise act to seek to control, disrupt or influence the management, policies or affairs, of the Company, or instigate or encourage any third party to take any action described in this Section 8(e).

     Defined terms used in this Section 8(e) shall have the following  meanings:
"Solicitation in Opposition" shall have the meaning specified in Note 3 to Rule 14(a)-6(a) under the Exchange Act; "Proxy" shall have the meaning ascribed to it in Rule 14a-1 under the Exchange Act; "Solicitation" shall have the meaning ascribed to it in Rule 14a-1 under the Exchange Act.

     (f) REMEDIES. In the event of a breach or threatened breach of this Section 8, the Executive agrees that the Company shall be entitled to apply for injunctive relief in a court of appropriate jurisdiction to remedy any such breach or threatened breach, the Executive acknowledging that damages would be inadequate and insufficient.

     (g) SURVIVAL OF PROVISIONS. The obligations contained in this Section 8 shall, to the extent provided in this Section 8, survive the termination or expiration of the Executive's employment with the Company and, as applicable, shall be fully enforceable thereafter in accordance with the terms of this Agreement. If it is determined by a court of competent jurisdiction in any state that any restriction in this Section 8 is excessive in duration or scope or is unreasonable or unenforceable under the laws of that state, it is the intention of the parties that such restriction may be modified or amended by the court to render it enforceable to the maximum extent permitted by the law of that state.

     Section 9. NO VIOLATION OF THIRD-PARTY RIGHTS.

         (a) The Executive hereby represents, warrants and covenants to the Company that the Executive:

             (i) shall not, in the course of his employment with the Company, infringe upon or violate any proprietary rights of any third party (including, without limitation, any third party confidential relationships, patents, copyrights, trade secrets or other proprietary rights);

             (ii) is not a party to any agreements with third parties that are not publicly available and that prevent him from fulfilling the terms of employment and the obligations of this Agreement or which would be breached as a result of his execution of this Agreement; and

             (iii) agrees to respect any and all valid obligations which he may now have to prior employers or to others relating to confidential information, inventions or discoveries which are the property of those prior employers or others, as the case may be.

         (b) If the Executive is in breach of any of the foregoing representations, warranties and covenants and a court of competent jurisdiction issues a final order (not including a temporary restraining order or other order subject to interlocutory appeal) precluding the Executive from performing his duties hereunder, the Company shall be entitled to terminate this Agreement and treat the Executive as if he were terminated for Cause; provided, however, that if such an order is issued within the six (6) month period following the Commencement Date, the Executive shall be obligated to return to the Company all amounts received by the Executive under Section 5(b) and shall forfeit any Restricted Stock Unit Awards awarded under Section 5(e).

     Section 10. RELOCATION EXPENSES. The Executive shall be entitled to the relocation benefits described in Schedule 1 hereto.

     Section 11. REIMBURSEMENT FOR PROFESSIONAL FEES. The Company shall reimburse the Executive for reasonable legal and other professional fees and expenses incurred by the Executive in connection with the negotiation and preparation of this Agreement; provided that the aggregate amount of such reimbursement shall not exceed $250,000 and the Executive has furnished to the Company evidence satisfactory to the Company relating to such legal fees and expenses.

     Section 12. INDEMNIFICATION. The Company shall maintain, for the benefit of the Executive, director and officer liability insurance in form at least as comprehensive as, and in an amount that is at least equal to, that maintained by the Company on the Commencement Date. In addition, the Executive shall be indemnified by the Company against liability as an officer and director of the Company and any subsidiary or affiliate of the Company to the maximum extent permitted by applicable law. The Executive's rights under this Section 12 shall continue so long as he may be subject to such liability, whether or not his employment may have terminated prior thereto.

     Section 13. WITHHOLDING. The Company shall make such deductions and withhold such amounts from each payment made to the Executive hereunder as may be required from time to time by law, governmental regulation or order.

     Section 14. NOTICES. All notices and other communications under this Agreement shall be in writing and shall be given by hand, facsimile or first-class mail, certified or registered with return receipt requested, and shall be deemed to have been duly given upon delivery or three (3) days after mailing or twenty-four (24) hours after transmission of a facsimile to the respective persons named below:

         (a) If to the Company:


                                    Albertson's, Inc.
                                    250 E. Park Center Blvd.
                                    Boise, Idaho 83706
                                    Attn: General Counsel
                                    Facsimile:  (208) 395-5231

         (b) If to the Executive:

                                    Lawrence R. Johnston
                                    3609 Glenview Ave.
                                    Glenview, Kentucky 40025

                                    With a copy to:

                                    Robert J. Stucker, Esq.
                                    Vedder, Price, Kaufman & Kammholz
                                    222 North LaSalle Street
                                    Chicago, Illinois 60601
                                    Facsimile:  312-609-5005

Either party may change such party's address for notices by notice duly given pursuant hereto.

     Section 15. DISPUTE RESOLUTION; ATTORNEYS' FEES. The Company and the Executive agree that any dispute arising as to the parties' rights and obligations hereunder, other than with respect to Section 8 hereof, shall be resolved by binding arbitration in accordance with the rules of the American Arbitration Association for resolution of employment disputes then in effect. Each party shall have the right, in addition to any other relief granted by such arbitrator (or by any court with respect to relief granted with respect to Section 8 hereof), to reasonable attorneys' fees based on a determination by the arbitrator (or, with respect to Section 8 hereof, the court) of the extent to which each party has prevailed as to the material issues raised the dispute.

     Section 16. GOVERNING LAW. This Agreement and the legal relations thus created between the parties hereto shall be governed by and construed under and in accordance with the laws of the State of Delaware, without regard to its conflicts of law principles.

     Section 17. TERMINATION OF PRIOR AGREEMENTS. This Agreement terminates and supersedes any and all prior agreements and understandings between the parties with respect to the Executive's employment and compensation by the Company.

     Section 18. WAIVER; MODIFICATION. Failure to insist upon strict compliance with any of the terms, covenants or conditions hereof shall not be deemed a waiver of such term, covenant or condition, nor shall any waiver or relinquishment of, or failure to insist upon strict compliance with, any right or power hereunder at any one or more times be deemed a waiver or relinquishment of such right or power at any other time or times. This Agreement shall not be modified in any respect except by a writing executed by each party hereto.

     Section 19. ASSIGNMENT; SUCCESSORS. This Agreement is personal in its nature and neither of the parties hereto shall, without the consent of the other, assign or transfer this Agreement or any rights or obligations hereunder; provided that, in the event of the merger, consolidation, transfer or sale of all or substantially all of the assets of the Company with or to any other individual or entity or any similar event, this Agreement shall, subject to the provisions hereof, be binding upon and inure to the benefit of such successor and such successor shall discharge and perform all the promises, covenants, duties and obligations of the Company hereunder.

     Section 20. SEVERABILITY. Except as provided in Section 8(g) hereof, in the event that a court of competent jurisdiction determines that any portion of this Agreement is in violation of any statute or public policy, only the portions of this Agreement that violate such statute or public policy shall be stricken. All portions of this Agreement that do not violate any statute or public policy shall continue in full force and effect. Furthermore, any court order striking any portion of this Agreement shall modify the stricken terms as little as possible to give as much effect as possible to the intentions of the parties under this Agreement.

     Section 21. HEADINGS; INCONSISTENCY. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose. In the event of any inconsistency between the terms of this Agreement and any form, award, plan or policy of the Company, the terms of this Agreement shall control.

     Section 22. COUNTERPARTS. This Agreement may be executed in counterparts (including counterparts delivered by facsimile), each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

     Section 23. REPRESENTATION BY COUNSEL; INTERPRETATION. Each party acknowledges that it has had the opportunity to be represented by counsel in connection with this Agreement. Any rule of law or any legal decision that would require interpretation of any claimed ambiguities in this Agreement against the party that drafted it has no application and is expressly waived.

     IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer and the Executive has hereunto signed this Agreement on the date first above written.

                                        ALBERTSON'S, INC.



                                        /s/ PAUL I. CORDDRY
                                        By:     Paul I. Corddry
                                        Title:  Director


                                        EXECUTIVE



                                        /s/ LAWRENCE R. JOHNSTON
                                        Lawrence R. Johnston

                                   SCHEDULE 1

                                RELOCATION POLICY


1. Reimbursement for Relocation Expenses. The Company shall reimburse the Executive in accordance with the Company's relocation policy for the Executive's reasonable relocation-related costs and expenses in connection with the Executive's relocation to the Boise, Idaho, area; provided that the Executive has furnished to the Company evidence satisfactory to the Company relating to such costs and expenses. Such reimbursements shall include all reasonable costs related to the buying and selling of Executive's current primary residence, including brokerage fees, closing costs and moving expenses.

2. Temporary Living Expense Reimbursement. The Company will reimburse the Executive for reasonable temporary living expenses for the Executive and his family (including reasonable travel expenses between the Executive's current primary residence and the Boise, Idaho, area) for a period not to exceed one (1) year following the Commencement Date.

3.   Purchase of Current Primary Residence.  The Executive may, during the three
     (3) year period commencing on the Commencement Date, cause the Company to purchase the Executive's current primary residence at the then appraised value, with such appraisal performed by a third party mutually acceptable to the Executive and the Company.

4. Tax Gross-Up. Executive shall be entitled to a "gross-up" payment with respect to those payments described in paragraphs 1 and 2 of this Schedule 1 in an amount that, after reduction for all applicable taxes on such "gross-up" payment, is equal to the amount of applicable taxes imposed with respect to those payments described in paragraphs 1 and 2 of this Schedule 1.

                                                                      EXHIBIT A


                                 GENERAL RELEASE
                                  OF ALL CLAIMS


Capitalized terms used herein shall have the meaning ascribed to them in the employment agreement dated April 23, 2001 between Lawrence R. Johnston and Albertson's, Inc.

1.   In  consideration  of  the  payments  made  pursuant  to  Section  7 of the
     Agreement and the Company's other covenants and agreements contained therein, Executive does hereby knowingly and voluntarily, fully and finally release and forever discharge the Company, including its related or affiliated companies, partnerships, subsidiaries or other business entities, and its and their present and former respective officers, directors, shareholders, members, owners, agents, consultants, employees, representatives, insurers, successors and assigns (hereinafter referred to collectively as the "Released Parties"), from any and all claims, charges, complaints, liens, demands, causes of action, obligations, damages and liabilities, known or unknown, suspected or unsuspected that Executive had, now has, or may hereafter claim to have against the Released Parties, arising out of or relating in any way to Executive's employment with or separation from the Company or otherwise relating to any of the Released Parties from the beginning of time through the date Executive signs this General Release of All Claims. This release specifically extends to, without limitation, claims or causes of action under any local, state and federal laws governing employment relations, including but not limited to federal equal employment opportunity laws and federal and state labor statutes and regulations, including, but not limited to, Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act of 1967, and the Employee Retirement Income Security Act of 1974, all as amended from time to time.

     With respect to the Released Parties, Executive expressly waives all rights afforded by any provision under Idaho law which generally provides that a general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor. Notwithstanding any such forgoing provision or comparable provision, Executive understands and agrees that this agreement is intended to include all claims, if any, which Executive may have and which Executive does not now know or suspect to exist in Executive's favor against the Released Parties and that this release extinguishes those claims.

2. Notwithstanding anything to the contrary contained in this agreement, Executive is not releasing any of rights to the following:

     (a) To indemnification as an officer or director pursuant to Section 145 of the Delaware General Corporation Law.

     (b) To exercise and obtain, in accordance with the terms of such options, any and all the benefits appurtenant to the options to purchase the Company's common stock held by Executive on the Date of Termination;

     (c) To continuation coverage, at the Company's expense, as provided under the Consolidated Omnibus Budget Reconciliation Act of 1985 (COBRA) and any other continuation coverage as provided under applicable state law;

     (d) To any right or claim to benefits due under any Company employee benefit plan or program;

     (e) To any right or claim that arises after the execution of this General Release of All Claims; or

     (f)  To enforcement of the Agreement.

3. Executive acknowledges that the Company has advised Executive that Executive may consult, at the Company's expense, with an attorney of Executive's choosing prior to signing this agreement and that Executive has been given at least twenty-one days during which to review and consider the provisions of this agreement before signing, although Executive may sign and return it sooner if Executive so desires. Executive further acknowledges that Executive has been advised by the Company that Executive has the right to revoke this agreement for a period of seven days after signing it and that this agreement shall not become effective or enforceable until such seven-day revocation period has expired. Executive acknowledges and agrees that if Executive wishes to revoke this agreement, Executive must do so in writing, and that such revocation must be signed by Executive and received by the Executive Vice President, Human Resources at Albertson's Inc., 250 E. Parkcenter Blvd., Boise, Idaho 83706 no later than 5:00 p.m. Mountain Standard Time on the seventh day after Executive has signed this agreement. Executive acknowledges and agrees that, in the event that Executive revokes this agreement, Executive shall have no right to receive the payments described in Section 7 of the Agreement.

                  IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer and the Executive has hereunto signed this General Release of All Claims on this _______ day of __________, 200____.

                                                     ALBERTSON'S, INC.


                                                     By:
                                                     Title:


                                                     EXECUTIVE



                                                     Lawrence R. Johnston